UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Systemax Inc.
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

April 30, 2009

Dear Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Systemax Inc. (the “Company”) which will be held at the Company’s corporate offices, located at 11 Harbor Park Drive, Port Washington, New York at 2:00 p.m. on Friday, June 12, 2009.  Your Board of Directors looks forward to greeting those stockholders who are able to attend.  On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the Annual Meeting.  Accordingly, please vote your shares over the internet at www.proxyvote.com or by telephone at (800) 690-6903 until 11:59 PM (EDT) on June 11, 2009, or if you received a paper proxy card, date, sign and return the proxy card as soon as possible in the envelope provided or to the address set forth in the voting instructions therein.  Your cooperation will ensure that your shares are voted.

I hope that you will attend the Annual Meeting, and I look forward to seeing you there.

                    Sincerely,

                    RICHARD LEEDS
                    Chairman and Chief Executive Officer

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2009

Dear Stockholders:

The 2009 Annual Meeting of the Stockholders of Systemax Inc. (the “Company”) will be held at the Company’s offices, 11 Harbor Park Drive, Port Washington, New York, on Friday, June 12, 2009 at 2:00 p.m. for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect the Company’s Board of Directors;

2.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants; and

3.	To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 22, 2009 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Stockholders are invited to attend the meeting.  Whether or not you expect to attend, we urge you to vote your shares.  YOU CAN VOTE YOUR SHARES OVER THE INTERNET AT www.proxyvote.com OR BY TELEPHONE AT (800) 690-6903 UNTIL 11:59 PM (EDT) ON JUNE 11, 2009. IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY ALSO VOTE BY SIGNING, DATING, AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED OR TO THE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS CONTAINED THEREIN. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting.  In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

Regardless of how many shares you own, your vote is very important.  PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE OR IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED TODAY.

            Sincerely,

            CURT S. RUSH
            General Counsel and Secretary

Port Washington, New York
April 30, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2009.

Our Proxy Statement and Annual Report are available online at:

www.proxyvote.com

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

________________________

PROXY STATEMENT

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This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Systemax Inc., a Delaware corporation (the “Company”), for the 2009 Annual Meeting of Stockholders of the Company to be held on June 12, 2009 (the “Annual Meeting”).  The Company has made the proxy materials available to stockholders of record as of the close of business on April 22, 2009 at www.proxyvote.com beginning on April 30, 2009 and is first mailing such materials to stockholders that requested printed copies of such materials on or about April 30, 2009.

You can ensure that your shares are voted at the meeting by voting your shares over the internet at www.proxyvote.com or by telephone at (800) 690-6903 until 11:59 PM (EDT) on June 11, 2009 or by signing, dating and promptly returning a proxy, if you received a proxy by mail, in the envelope provided or to the address contained in the voting instructions therein. Voting your shares over the internet, by telephone or by sending in a signed proxy will not affect your right to attend the meeting and vote in person.  Stockholders of record may revoke their proxy at any time before it is voted by notifying the Company’s Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, Attention: Proxy Department, in writing, or by executing and delivering a subsequently dated proxy to the address contained in the voting instructions in the proxy, which revokes your previously executed proxy.  Beneficial holders whose shares are held of record by a broker, bank or other nominee may revoke their proxy at any time before it is voted by following the instructions of their broker, bank or other nominee.

The Company’s principal executive offices are located at 11 Harbor Park Drive, Port Washington, New York 11050.

Voting Procedures

Proxies will be voted as specified by the stockholders.  Where specific choices are not indicated, proxies will be voted for proposals 1 and 2.  If any other matters properly come before the Annual Meeting, the persons named in the proxy will vote at their discretion.  Under the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and By-Laws, (1) the affirmative vote of a plurality of the outstanding shares of common stock of the Company (the “Shares”) entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to elect the nominated directors of the Board (Proposal 1) and (2) the affirmative vote of a majority of the outstanding Shares entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants (Proposal 2).

A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding Shares.  Abstentions will be treated as votes cast on particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote.  Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker non-votes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

If your shares are held through a broker, bank or other nominee, custodian, you must provide voting instructions to such record holder in accordance with such record holder’s requirements in order to ensure that your shares are properly voted.  Under the rules of the New York Stock Exchange, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of directors of the Board, or the Directors, and on the ratification of the independent accountants.

A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the Annual Meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

On April 22, 2009, the record date, there were outstanding and entitled to vote (excluding Company treasury shares) 36,628,782 Shares entitled to one vote per share.  Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

Internet Posting of Proxy Materials

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

This year, we are using the Securities and Exchange Commission, or SEC, "notice only" rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder.  As a result, beginning on or about April 30, 2009, we sent to most of our stockholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote online.  This notice is not a proxy card and cannot be used to vote your shares.  If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

The proxy statement and annual report on Form 10-K for fiscal year 2008 are available at www.proxyvote.com.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice.  To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How can I receive my proxy materials electronically in the future?

Although you may request paper copies of the proxy materials, we would prefer to send proxy materials to stockholders electronically.  Stockholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources.  Your election to receive proxy materials by e-mail will remain in effect until you terminate your election.  To receive proxy materials electronically by e-mail in the future, follow the instructions described in the notice.

What is “householding”?

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family in a manner provided by such rules.  This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.  In accordance with SEC rules, stockholders sharing the same address and last name, or who we reasonably believe are members of the same family, will receive one copy of the proxy materials or notice of internet availability of proxy materials.

ELECTION OF DIRECTORS
Proposal No. 1 on Proxy Card

At the Annual Meeting, eight Directors are to be elected to serve until their successors have been elected and qualified.  Information regarding such nominees is set forth below.

The accompanying proxy will be voted for the election of the Board’s nominees unless contrary instructions are given.  If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the Board of Directors reduces the number of nominees, for such other person or persons as the Board of Directors may designate.

Except as otherwise indicated herein, each of the nominees has served as a director during fiscal year 2008.  Mr. Reinhold, the Company’s Executive Vice President and Chief Financial Officer, was elected as a Director on March 3, 2009.  Ms. Adler-Kravecas has been nominated by the Board for election at the Annual Meeting.  If voting by proxy with respect to the election of Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

There were no arrangements or understandings between any Director or nominee for Director and any other person pursuant to which such person was selected as a Director or nominee for Director.  There are no family relationships among any of our Directors executive officers or nominees for Director or executive officer, except that Richard Leeds, Bruce Leeds and Robert Leeds are brothers.

Nominees

Name of Nominee	Principal Occupation	Age	Director Since
Richard Leeds	Chairman and Chief Executive Officer of the Company	49	April 1995
Bruce Leeds	Vice Chairman of the Company	53	April 1995
Robert Leeds	Vice Chairman of the Company	53	April 1995
Gilbert Fiorentino	Chief Executive of the Company’s Technology Products Group	49	May 2004
Lawrence P. Reinhold	Executive Vice President and Chief Financial Officer of the Company	49	March 2009
Robert D. Rosenthal	Chairman and Chief Executive Officer of First Long Island Investors LLC	60	July 1995
Stacy S. Dick	Managing Director of Rothschild Inc.	52	November 1995
Marie Adler-Kravecas	Retired President of Myron Corporation	49	N/A

Richard Leeds joined the Company in 1982 and has served as Chairman and Chief Executive Officer of the Company since April 1995.   Mr. Leeds graduated from New York University in 1982 with a B.S. degree in Finance.

Bruce Leeds joined the Company in 1977 and has served as Vice Chairman of the Company since April 1995.  Mr. Leeds also served as President of International Operations of the Company from 1990 until March 2005.  Mr. Leeds graduated from Tufts University in 1977 with a B.A. degree in Economics.

Robert Leeds joined the Company in 1977 and has served as Vice Chairman of the Company since April 1995.  Mr. Leeds also served as President of Domestic Operations of the Company from April 1995 until March 2005.  Mr. Leeds graduated from Tufts University in 1977 with a B.S. degree in Computer Applications Engineering.

Gilbert Fiorentino joined the Company in 1995 as President of Tiger Direct, Inc. a subsidiary of the Company and has served as Chief Executive of the Company’s Technology Products Group and as a Director of the Company since 2004.  Mr. Fiorentino graduated from the University of Miami in 1981 with a B.S. degree in Economics and graduated from the University of Miami Law School in 1984.

Lawrence P. Reinhold joined the Company in January 2007 and has served as Executive Vice President and Chief Financial Officer of the Company since that date.  In addition, Mr. Reinhold has served as a Director since March 2009.  Mr. Reinhold was a business, finance and accounting consultant in 2006.  Previously he was Executive Vice President and Chief Financial Officer of Greatbatch, Inc., a publicly traded developer and manufacturer of components used in implantable medical devices from 2002 through 2005; Executive Vice President and Chief Financial Officer of Critical Path, Inc. a publicly traded communications software company in 2001; and a Managing Partner of PricewaterhouseCoopers LLP with responsibility for its Technology, Information, Communications, Media and Entertainment industry practice in the Midwestern United States from 1998 until 2000 (and held other positions at that firm from 1982 until 2000).  He received his B.S. degree summa cum laude in Business Administration in 1982 and his M.B.A. in 1987 from San Diego State University and received his Certified Public Accountant license in California in 1984.

Robert D. Rosenthal has served as a Director of the Company since July 1995.  He has been the lead independent director since October 2006.  Mr. Rosenthal is Chairman and Chief Executive Officer of First Long Island Investors LLC, which he co-founded in 1983.  Mr. Rosenthal is a 1971 cum laude graduate of Boston University and a 1974 graduate of Hofstra University Law School.

Stacy S. Dick has served as a Director of the Company since November 1995.  Mr. Dick became a Managing Director of Rothschild Inc. in January 2004 and has served as an executive of other entities controlled by Rothschild family interests since March 2001.  Mr. Dick graduated from Harvard University with an A.B. degree magna cum laude in 1978 and a Ph.D. in Business Economics in 1983.  He has served as an adjunct professor of finance at the Stern School of Business (NYU) since 2004.

Marie Adler-Kravecas joined Myron Corporation, an international, business-to-business direct marketing company, in 1984 and served as President from 1999 to 2004.  In 2005, Ms. Adler-Kravecas founded Wellconnected, LLC, a consumer direct marketing company which was sold in 2008.  Ms. Adler-Kravecas is currently retired.  Ms. Adler-Kravecas received a B.S. degree in Marketing and Business Administration from George Washington University in 1981.  She has been a member of the Young President’s Organization since 2003 and The Executive Group from 2004 to 2008.  Ms. Adler-Kravecas has been on the Board of the Children’s Aid and Family Service since 2004.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

CORPORATE GOVERNANCE

Independence of Directors

In connection with its annual review of director independence, the Board has determined that each of the following Directors or nominees of the Company meets the standards for independence required by the New York Stock Exchange and SEC rules: Robert D. Rosenthal, Stacy S. Dick and Marie Adler-Kravecas.  In addition, Ann Leven met the standards for independence in 2008.  The Board made this determination based on (a) the absence of any of the express disqualifying criteria relating to director independence set forth in Section 303A of the Corporate Governance Rules of the New York Stock Exchange and (b) the criteria for independence required of audit committee directors by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

As a “controlled company,” the Company is exempt from the New York Stock Exchange requirement that listed companies have a majority of independent directors.  A “controlled company” is defined by the New York Stock Exchange as a company of which more than 50% of the voting power is held by an individual, group or other company.  The Company is a “controlled company” in that more than 50% of the voting stock of the Company, in the aggregate, is owned by certain members of the Leeds family  (including Richard Leeds, Robert Leeds and Bruce Leeds, each of whom is an officer and Director of the Company) and certain Leeds’ family trusts (collectively, the “Leeds Group”).  The members of the Leeds Group have entered into a Stockholders Agreement with respect to certain Shares they each own.  See “Transactions With Related Persons” below.

Meetings of Non-Management Directors

The New York Stock Exchange requires the “non-management directors” of a NYSE-listed company to meet at regularly scheduled executive sessions without management and to disclose in their annual proxy statements (1) the name of the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors and (2) a method for interested parties to communicate directly with the presiding director or with the non-management directors as a group. The Board’s non-management directors meet separately in executive sessions, chaired by the Lead Independent Director (currently Robert D. Rosenthal), at least quarterly.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines, which are available on the Corporate Governance page of our website at www.systemax.com.  A copy can also be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

Corporate Ethics Policy

The Company has adopted a Corporate Ethics Policy that applies to all employees of the Company including the Company’s Chief Executive Officer, Chief Financial Officer and Controller, its principal accounting officer.  The Corporate Ethics Policy is designed to deter wrongdoing and to promote honest and ethical conduct, compliance with applicable laws and regulations, full and accurate disclosure of information requiring public disclosure and the prompt reporting of Policy violations.  The Company’s Corporate Ethics Policy is available on the Company’s website (www.systemax.com).  A copy can also be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.  We intend to disclose on our website, in accordance with applicable laws and regulations, amendments to, or waivers from, our Corporate Ethics Policy.

Stockholder Communications with Directors

Stockholders of the Company who wish to communicate with the Board or any individual Director can write to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050.  Your letter should indicate that you are a stockholder of the Company.  Depending on the subject matter of your inquiry, management will forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a stockholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.  At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to any requesting Director.

Interested parties wishing to communicate directly with the Lead Independent Director or the non-management members of the Board as a group should address their inquires by mail sent to the attention of Robert D. Rosenthal, Lead Independent Director, at the Company’s principal executive office located at 11 Harbor Park Drive, Port Washington, NY 11050.  All communications will be promptly relayed to the appropriate recipient(s).

Interested parties wishing to communicate directly with the Chairman of the Audit Committee or the Audit Committee as a group should address their inquires by mail to the attention of the Audit Committee at the Company’s principal executive office located at 11 Harbor Park Drive, Port Washington, NY 11050.  All communications will be promptly relayed to the appropriate recipient(s).

Director Attendance at Annual Meetings

At last year’s annual meeting, held on June 12, 2008, all of the Directors attended the meeting.  The Company does not have a policy with regards to Directors’ attendance at annual stockholder meetings.

Board Meetings

During fiscal year 2008, the Board of Directors held five meetings, the Audit Committee held ten meetings, the Compensation Committee held four meetings, the Nominating/Corporate Governance Committee held four meetings and the Executive Committee held no meetings.  All of the Directors attended at least 75% of all of the meetings of the Board and the respective committees of the Board of which they were members.

 Committees of the Board

The Board of Directors has the following standing committees:

Audit Committee

The Audit Committee is appointed by the Board to assist the Board with oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company’s external auditors, and (iv) the performance of the Company’s internal audit function and external auditors.  It is the Audit Committee’s responsibility to retain or terminate the Company’s independent registered public accountants, who audit the Company’s financial statements, to prepare the Audit Committee report that the Securities and Exchange Commission requires to be included in the Company’s Annual Proxy Statement.  (See “Report of the Audit Committee” below.)  As part of its activities, the Audit Committee meets with the Company’s independent registered public accountants at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results.  In addition, the Audit Committee receives and considers the independent registered public accountants’ comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures.  The Audit Committee is also responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee Charter was amended in February 2009. A copy of the Audit Committee Charter is available on the Company’s website, www.systemax.com, or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

The current members of the Audit Committee are Stacy S. Dick, Robert D. Rosenthal and Ann Leven (Chairperson).  Ms. Leven has informed the Company that she intends to retire from the Board effective as of June 12, 2009, the date of the Annual Meeting.  It is anticipated that if Ms. Adler-Kravecas is elected to the Board at the Annual Meeting, she will serve on the Audit Committee.  None of the current members or nominees of the Audit Committee are officers or employees of the Company.  The Committee meets regularly both with and without management participation.  As noted above, in the judgment of the Board, each of the members of the Audit Committee meets the standards for independence required by the rules of the Securities and Exchange Commission and New York Stock Exchange.  In addition, the Board has determined that Mr. Dick and Mr. Rosenthal are “audit committee financial experts” as defined by regulations of the Securities and Exchange Commission.

The Company does not have a standing policy on the maximum number of audit committees of other publicly owned companies on which the members of the Audit Committee may serve.  However, if a member of the Audit Committee simultaneously serves on the audit committee of more than two other publicly-owned companies, the Board must determine whether such simultaneous service would impair the ability of such member to effectively serve on the Audit Committee.  Any such determination will be disclosed in the Company’s annual proxy statement.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s responsibilities include, among other things (i) identifying individuals qualified to become Board members and recommending to the Board nominees to stand for election at any meeting of stockholders, (ii) identifying and recommending nominees to fill any vacancy, however created, in the Board, and (iii) developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance principles (including director qualification standards, responsibilities and compensation) and periodically reviewing the code and principles.  The current members of the Nominating/Corporate Governance Committee are Robert D. Rosenthal (Chairman), Stacy S. Dick and Ann Leven. It is anticipated that if Ms. Adler-Kravecas is elected to the Board at the Annual Meeting, she will serve on the Nominating/Corporate Governance Committee. In nominating candidates to become Board members, the Committee shall take into consideration such factors as it deems appropriate, including the experience, skill, integrity and background of the candidates.  The Committee may consider candidates proposed by management or stockholders but is not required to do so.  The Committee does not have any formal policy with regard to the consideration of any Director candidates recommended by the security holders or any minimum qualifications or specific procedure for identifying and evaluating nominees for Director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time.

The Nominating/Corporate Governance Committee Charter was amended in February 2009. The Nominating/Corporate Governance Committee Charter is available on the Company’s website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

Stockholder Nominations for Director

Stockholders may propose candidates for Board membership by writing to Systemax Inc., Attention: Nominating/Corporate Governance Committee, 11 Harbor Park Drive, Port Washington, NY 11050 so that the nomination is received by the Company by February 12, 2010 to be considered for the 2010 annual meeting.  Any such proposal shall contain the name, Company security holdings and contact information of the person making the nomination; the candidate's name, address and other contact information; any direct or indirect holdings of the Company's securities by the nominee; any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements; information regarding related party transactions with the Company and/or the stockholder submitting the nomination; any actual or potential conflicts of interest; the nominee's biographical data, current public and private company affiliations, employment history and qualifications and status as "independent" under applicable securities laws and stock exchange requirements.  Nominees proposed by stockholders will receive the same consideration as other nominees.

Compensation Committee

The Compensation Committee’s responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer’s performance in light of such goals, to set the compensation of the Chief Executive Officer.  The Compensation Committee also approves (a) the annual compensation of the other executive officers of the Company, (b) the annual compensation of certain subsidiary managers, and (c) all individual stock-based incentive grants.  The Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company’s incentive-based and equity-based compensation plans.  The Compensation Committee also prepares an annual report on executive compensation for inclusion in the annual proxy statement.  (See “Compensation Committee Report to Stockholders” below.) The current members of the Compensation Committee are Stacy S. Dick (Chairman), Robert D. Rosenthal and Ann Leven. It is anticipated that if Ms. Adler-Kravecas is elected to the Board at the Annual Meeting, she will serve on the Compensation Committee.

The Compensation Committee Charter was amended in February 2009. The Compensation Committee Charter is available on the Company’s website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

Executive Committee

The Executive Committee consists of the Chairman of the Board and any Vice Chairman and such other Directors as may be named thereto by the Board.  The current members of the Executive Committee are Messrs. Richard Leeds, Robert Leeds, Bruce Leeds and Robert D. Rosenthal, the Lead Independent Director. Among other duties as may be assigned by the Board from time to time, the Executive Committee is authorized to oversee the operations of the Company, supervise the executive officers of the Company, review and make recommendations to the Board regarding the strategic direction of the Company and review and make recommendations to the Board regarding all possible acquisitions or other significant business transactions.  The Executive Committee is also authorized to manage the affairs of the Corporation between meetings of the Board; the Committee has all of the powers of the Board not inconsistent with any provisions of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or By-Laws or other resolutions adopted by the Board but does not generally exercise such authority.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee of the Board operates under its charter, which was originally adopted by the Board in 2000 and revised in February 2003, August 2006 and February 2009.  Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company’s policies and legal requirements.  The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuance of a report thereon; they also perform limited reviews of the Company’s unaudited quarterly financial statements.

The Audit Committee’s responsibility is to engage the independent registered public accountants, monitor and oversee these accounting, financial and audit processes and report its findings to the full Board.  It also investigates matters related to the Company’s financial statements and controls as it deems appropriate.  In the performance of these oversight functions, the members of the Audit Committee rely upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accountants, as well as by other experts that the Committee hires.

The Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2008 with management, who represented that the Company’s consolidated financial statements for fiscal 2008 were prepared in accordance with U.S. generally accepted accounting principles.  It discussed with Ernst & Young LLP, the Company’s independent registered public accountants for fiscal 2008, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 (“Communication with Audit Committees”), as amended by Statement of Accounting Standards No. 90 (Audit Committee Communications).  The Committee has received from Ernst & Young LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and had a discussion with Ernst & Young LLP regarding their independence.

Based on the review of the representations of management, the discussions with management and the independent registered public accountants and the review of the Report of Ernst & Young LLP, Independent Registered Public Accounting Firm, to the Committee, the Audit Committee recommended to the Board that the financial statements of the Company for fiscal year 2008 as audited by Ernst & Young LLP be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Ann Leven (Chair)
Stacy S. Dick
Robert D. Rosenthal

_____________________________

*
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

EXECUTIVE OFFICERS

There are no arrangements or understandings between any officer and any other person pursuant to which such person was selected as an officer.

The following table sets forth certain information with respect to the executive officers of the Company as of April 22, 2009.

Name	Age	Office
Richard Leeds	49	Chairman and Chief Executive Officer; Director
Bruce Leeds	53	Vice Chairman; Director
Robert Leeds	53	Vice Chairman; Director
Gilbert Fiorentino	49	Chief Executive of the Company’s Technology Products Group; Director
Lawrence P. Reinhold	49	Executive Vice President and Chief Financial Officer; Director
Thomas Axmacher	49	Vice President and Controller
Curt S. Rush	55	General Counsel and Secretary

For biographical information about Richard Leeds, Bruce Leeds, Robert Leeds, Gilbert Fiorentino and Lawrence Reinhold, see pages 3-4 of this Proxy Statement.

Thomas Axmacher was appointed Vice President and Controller of the Company effective October 2, 2006.  He was previously Chief Financial Officer of Curative Health Services, Inc., a publicly traded health care company.  He held that position from 2001 to 2006.  From 1991 to 2001 Mr. Axmacher served as Vice President and Controller of that company.  From 1986 to 1991 Mr. Axmacher served as Vice President and Controller of Tempo Instrument Group, an electronics manufacturer.  Mr. Axmacher received his B.S. degree in Accounting in 1982 from Albany University and his M.B.A. in 1992 from Long Island University.

Curt S. Rush has been General Counsel and Secretary of the Company since 1996.  Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc.  Prior to that, he was a corporate attorney with the law firms of Shereff, Friedman, Hoffman & Goodman and Schnader, Harrison, Segal & Lewis.  Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated with honors from Brooklyn Law School in 1984 where he was Second Circuit Review Editor of the Law Review.  He was admitted to the Bar of the State of New York in 1985.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides certain information regarding the beneficial ownership of the Shares as of April 22, 2009, by (i) each of the Directors, (ii) each of the officers listed in the summary compensation table, (iii) all current Directors and officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities.

As used in this table “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is deemed as of any date to have “beneficial ownership” of any security that such person owns or has a right to acquire within 60 days after such date.  Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.  Unless otherwise stated, each person owns the reported shares directly and has the sole right to vote and determine whether to dispose of such shares.

A total of 36,628,782 Shares were outstanding as of April 22, 2009.

Directors and Executive Officers	Amount and Nature of Beneficial Ownership(a)	Percent of Class
Richard Leeds (1)	12,702,100	34.7%
Bruce Leeds (2)	9,200,835	25.1%
Robert Leeds (3)	9,948,721	27.2%
Gilbert Fiorentino (4)	1,317,763	3.6%
Stacy S. Dick (5)	24,228	*
Robert D. Rosenthal (6)	50,228	*
Ann Leven (7)	18,228	*
Lawrence P. Reinhold (8)	67,500	*
All current Directors and executive officers of the Company (10 persons)	26,339,473	71.9%

Other Beneficial Owners of 5% or More of the Company’s Voting Stock

None

(a)	Amounts listed in this column may include shares held in partnerships or trusts that are counted in more than one individual’s total.

*	less than 1%

(1)
Includes 3,136,666 shares owned by Mr. Leeds directly, 2,449,845 shares owned by the Richard Leeds 2008 GRAT and 183,306 shares owned by the Richard Leeds 2007 GRAT.  Also includes 1,838,583 shares owned by a limited partnership of which Richard Leeds is the general partner, 235,850 shares owned by a limited partnership of which a limited liability company controlled by Mr. Leeds is the general partner, 4,338,050 shares owned by trusts for the benefit of his brothers’ children for which Richard Leeds acts as co-trustee and 519,800 shares owned by a limited partnership in which Richard Leeds has an indirect pecuniary interest.  Mr. Leeds’ mailing address is Richard Leeds, c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(2)
Includes 3,137,166 shares owned by Mr. Leeds directly, 1,736,229 shares owned by the Bruce Leeds 2008 GRAT and 183,306 shares owned by the Bruce Leeds 2007 GRAT.  Also includes 3,624,334 shares owned by trusts for the benefit of his brothers’ children for which Bruce Leeds acts as co-trustee and 519,800 shares owned by a limited partnership in which Bruce Leeds has an indirect pecuniary interest.  Mr. Leeds’ mailing address is Bruce Leeds, c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(3)
Includes 2,137,168 shares owned by Mr. Leeds directly, 3,063,651 shares owned by the Robert Leeds 2008 GRAT and 229,826 shares owned by the Robert Leeds 2007 GRAT.  Also includes 3,998,276 shares owned by trusts for the benefit of his brothers’ children for which Robert Leeds acts as co-trustee and 519,800 shares owned by a limited partnership in which Robert Leeds has an indirect pecuniary interest.  Mr. Leeds’ mailing address is Robert Leeds, c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(4)	Includes options to acquire 500,003 shares that are currently exercisable pursuant to the terms of the Company’s 1995 and 1999 Long-Term Stock Incentive Plan.

(5)	Includes options to acquire a total of 19,500 shares that are exercisable immediately pursuant to the terms of the Company’s 1995 Stock Plan for Non-Employee Directors

(6)	Includes options to acquire a total of 11,000 shares that are exercisable immediately pursuant to the terms of the Company’s 1995 Stock Plan for Non-Employee Directors.

(7)	Includes options to acquire a total of 13,000 shares that are exercisable immediately pursuant to the terms of the Company’s 1995 Stock Plan for Non-Employee Directors.

(8)	Includes options to acquire 62,500 shares that are currently exercisable pursuant to the terms of the Company’s 1999 Long-Term Stock Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes its executive officers, Directors and ten-percent stockholders complied with all such filing requirements for fiscal year 2008, except for the inadvertent failure to timely file a Form 4 for each of our independent directors in connection with their annual grant of restricted stock.

TRANSACTIONS WITH RELATED PERSONS

Under the Company’s Corporate Ethics Policy, all officers, Directors and employees (collectively the “Company Representatives”) are required to avoid conflicts of interest, appearances of conflicts of interest and potential conflicts of interest.  A “conflict of interest” occurs when a Company Representative’s private interest interferes in any way with the interests of the Company.  A conflict can arise when a Company Representative takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively.  Conflicts of interest also arise when a Company Representative, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.  Company Representatives cannot allow any consideration such as the receipt of gifts or financial interests in other businesses or personal or family relationships to interfere with the independent exercise of his or her business judgment and work activities to the benefit of the Company.  Loans to, or guarantees of obligations of, Company Representatives are prohibited unless permitted by law and authorized by the Board or a Committee designated by the Board.  If a Company Representative becomes aware of a potential conflict of interest he or she must communicate such potential conflict of interest to the Company.

The Company’s corporate approval policy requires related party transactions (specifically Company agreements, including leases, with “related parties” and sales or purchases of inventory or other Company assets by “related parties”) to be approved by the Company’s Audit Committee as well as the Company’s CEO, CFO and General Counsel.

Leases

The Company has leased its facility in Port Washington, NY since 1988 from Addwin Realty Associates, an entity owned by Richard Leeds, Bruce Leeds and Robert Leeds, Directors of the Company and the Company’s three senior officers and principal stockholders. Rent expense under this lease totaled $860,000 for fiscal year 2008.  The Company believes that these payments were no higher than would be paid to an unrelated lessor for comparable space.

 Stockholders Agreement

Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and family trusts of Messrs. Leeds entered into a stockholders agreement pursuant to which the parties agreed to vote in favor of the nominees for the Board designated by the holders of a majority of the Shares held by such stockholders at the time of the Company’s initial public offering of the Shares.  In addition, the agreement prohibits the sale of the Shares without the consent of the holders of a majority of the Shares held by all parties to the agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144.  The agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Shares held by holders of a majority of the Shares.  As of the end of fiscal year 2008, the parties to the stockholders agreement beneficially owned 25,296,800 Shares subject to such agreement (constituting approximately 69 % of the Shares outstanding).

Pursuant to the stockholders agreement, the Company granted to the parties demand and incidental, or “piggy-back,” registration rights with respect to the Shares.  The demand registration rights generally provide that the holders of a majority of the Shares may require, subject to certain restrictions regarding timing and number of Shares, that the Company register under the Securities Act all or part of the Shares held by such stockholders.  Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of any Shares under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Shares held by it subject to certain restrictions.  The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with the registration of Shares pursuant to such agreement.

Related Business

Richard Leeds and Robert Leeds are minority owners of a wholesale business that sells certain products to mass merchant customers.  These products are, in some instances, similar to the type of products sold by the Company. In 2008 the Company subleased office space to this business at an annual rent of approximately $24,000. The Company believes this sublease was entered into on an arms-length basis. The Company did not transact any other business with this wholesale business in 2008.

EQUITY COMPENSATION PLAN INFORMATION

Information for our equity compensation plans in effect as of the end of fiscal year 2008 is as follows:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,202,584	$9.23	4,941,514
Equity compensation plans not approved by security holders	—	—	—
Total	2,202,584	$9.23	4,941,514

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we discuss the material elements of our compensation programs and policies, including the objectives of our compensation programs and the reasons why we pay each element of our executives’ compensation.  Following this discussion, you will find a series of tables containing more specific details about the compensation earned by, or awarded to, the following individuals, whom we refer to as the Named Executive Officers or NEOs.  This discussion focuses on compensation practices relating to the Named Executive Officers for our 2008 fiscal year.

Our Named Executive Officers in 2008 (based on total 2008 compensation earned) were as follows:

Richard Leeds	Chairman; Chief Executive Officer
Bruce Leeds	Vice Chairman
Robert Leeds	Vice Chairman
Gilbert Fiorentino	Chief Executive - Technology Products Group
Lawrence Reinhold	Executive Vice President; Chief Financial Officer

Objectives and Philosophy of Our Executive Compensation Programs

The Company’s executive compensation programs are designed to achieve a number of important objectives, including attracting and retaining individuals of superior ability and managerial talent, rewarding individual contributions to the achievement of the Company’s short and long-term financial and business objectives, promoting integrity and good corporate governance, and motivating executive officers to manage the Company in a manner that will enhance the Company’s growth and financial performance for the benefit of our stockholders, customers and employees.

 Compensation of the Company’s named executive officers is based primarily upon an evaluation of Company performance as it relates to three general business areas:

•
Operational and Financial Performance (utilizing standard metrics such as net sales, operating income, consolidated net income, earnings before interest and taxes (“EBIT”), gross margin, operating margin, earnings per share, working capital, return on invested capital, stockholder equity and peer group comparisons);

•
Strategic Accomplishments (including growth in the business, implementation of systems, process and technology improvements, and growth in the value of the Company’s assets, including through strategic acquisition transactions); and

•
Corporate Governance and Oversight (encompassing legal and regulatory compliance and adherence to Company policies including the timely filing of periodic reports with the SEC, the Sarbanes-Oxley Act, environmental, employment and safety laws and regulations and the Company’s corporate ethics policy).

Accordingly, in determining the amount and mix of compensation, the Compensation Committee seeks both to provide a competitive compensation package and to structure annual and long-term incentive programs that reward achievement of performance goals that directly correlate to the enhancement of sustained, long-term shareholder value, as well as to promote executive retention.  To accomplish these objectives, the Committee has structured our compensation programs to reward achievement in the foregoing areas.

In determining the compensation of a particular executive, consideration is given to the specific corporate responsibilities that such executive is charged with as they relate to the foregoing business areas.

Elements of Our Executive Compensation Programs

To promote the objectives described above, our executive compensation programs consist of the following principal elements:

•	Base salary;

•	Cash bonuses;

•	Stock–based incentives (other than for the Chairman/CEO and the two Vice Chairmen of the Company who are considered majority stockholders of the Company); and

•	Benefits, perquisites and other compensation.

The Committee does not maintain formal policies for specifically allocating compensation among current and long-term compensation or among cash and non-cash compensation elements.  Instead, the Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of the Company’s key compensation goals set forth above.  The Company does not have a formal policy regarding internal pay equity.

Base Salary - Salary levels generally are determined based on individual and Company performance as well as a subjective assessment of prevailing levels among the Company’s competitors and an objective assessment (derived by management from widely available published reports) of the average of prevailing salary levels for comparable companies (based on industry, revenues, number of employees, location and similar factors).

Cash Bonuses - In establishing annual bonuses, the Compensation Committee considers generally the same factors it considers in determining base salaries and assigns such weight to each such factor as the Compensation Committee, in its discretion, deems appropriate.  The Compensation Committee may also consider its assessment of each individual’s contribution to the Company’s performance.  In certain cases, threshold, target and maximum bonus awards based on achieving specific financial goals are established.

Stock-Based Incentives - Stock-based incentives, at the present time consisting of (a) stock options granted at 100% of the stock’s fair market value on the grant date and/or (b) restricted stock units granted subject to certain conditions, constitute the long-term portion of the Company’s executive compensation package.  Stock options provide an incentive for executives to manage the Company with a view to achieving results which would increase the Company’s stock price and, therefore, the return to the Company’s stockholders.  The size of stock option and restricted stock unit grants are decided in part based on the Company’s subjective assessment of prevailing levels of similar compensation among the Company’s competitors.  Stock option and restricted stock unit grants must be approved by the Compensation Committee, or, with respect to grantees who are not officers or directors, by the Compensation Committee’s designee. We do not use any specific allocation percentage or formula in determining the size of the cash and equity based components of compensation in relation to each other.

Richard Leeds (Chairman and CEO), Bruce Leeds (Vice Chairman) and Robert Leeds (Vice Chairman) have not historically received stock options or other stock-based incentives as part of their compensation since the Company's initial public offering. As described below, Gilbert Fiorentino (Chief Executive - Technology Products Group) has received stock-based compensation in the past; however, he did not receive new equity compensation grants in 2007 or  2008.

Benefits, Perquisites and Other Compensation - The Company provides various employee benefit programs to its executive officers, including medical, dental and life insurance benefits and our 401(k) plan, which includes Company contributions.  The Company also provides Company-owned or leased cars or automobile allowances and gasoline cost reimbursement to certain executive officers and other Company managers as well as other benefits generally available to all employees.  Certain Company executives also have or are entitled to receive severance payments, relocation allowances and/or change of control payments pursuant to negotiated employment agreements they have with the Company (see below).  The Company does not provide to executive officers any (a) pension benefits or (b) deferred compensation under any defined contribution or other plan on a basis that is not tax-qualified.

The Systemax Executive Incentive Plan

The Systemax Executive Incentive Plan, approved by stockholders at the 2008 Annual Meeting, assists the Company in providing competitive incentive opportunities to executive officers of the Company who can significantly influence the Company’s performance and improve its ability to attract and motivate its management team. Under the plan, executive officers of the Company are eligible to receive an annual cash bonus, not to exceed 500% of their base salary, based on the Company’s achievement of certain annual performance-based goals.

The purpose of the Systemax Executive Incentive Plan is to promote the achievement of the Company’s business objectives by providing cash bonus awards to those executive officers who significantly impact the Company’s performance towards those objectives.  Further, the Executive Incentive Plan enhances the Company’s ability to attract, develop and motivate individuals as members of a talented management team.  As described herein, the cash bonus awards made under the Executive Incentive Plan may recognize Company, business unit, team and/or individual performance.  Currently, seven Company executives are eligible to participate in the Executive Incentive Plan, including the named executive officers.

The Compensation Committee administers the plan, and may amend the plan.  This committee is composed entirely of independent directors of the Company, as defined under Section 162(m) of the Code.

Cash bonus awards made under the Systemax Executive Incentive Plan are subject to a participant achieving one or more performance goals established by the Compensation Committee.  The performance goals may be based on the overall performance of the Company, and also may recognize business unit, team and/or individual performance.  No payment will be made under the Executive Incentive Plan unless the Compensation Committee determines that at least the minimum objective performance measures have been met.

Performance goals are determined based primarily upon the three general business areas described above:  Operational and Financial Performance, Strategic Accomplishments, and Corporate Governance and Oversight.

In determining the compensation of a particular executive, consideration is given to the specific corporate responsibilities that executive is charged with as they relate to the foregoing business areas.  The Compensation Committee has the discretion to reduce the amount payable to, or to determine that no amount will be paid to, a participant.

The amount of any cash bonus award varies based on the level of actual performance.  The amount of any award for a given year is determined for each participant by multiplying the individual participant’s actual base salary in effect at the end of that year by a target percentage (from 0% to 500%), related to the attainment of one or more performance goals, determined by the Compensation Committee.  The maximum amount payable under the Executive Incentive Plan to any participant for any fiscal year of the Company is $5 million. In the event that an award contains more than one performance goal, participants in the plan will be entitled to receive the portion of the target percentage allocated to the performance goal achieved.  In the event that the Company does not achieve at least the minimum performance goals established, no award payment will be made.

The actual amount of future payments under the Executive Incentive Plan will be based on the Company’s future performance as it relates to the three aforementioned general business areas, the applicable future performance goals for a particular executive and the target percentages established by the Compensation Committee.

Role of the Compensation Committee and CEO in Compensation Decisions

The Compensation Committee’s responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer’s performance in light of such goals, to set the compensation of the Chief Executive Officer.  The Compensation Committee also approves, upon the recommendation of the Chief Executive Officer (following consultation with the Chief Financial Officer and Chief Executive of the Technology Products Group), (a) the annual compensation of the other executive officers of the Company, (b) the annual compensation of certain subsidiary managers, and (c) all individual stock incentive grants to other executive officers.  The Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company’s stock-incentive based compensation plans.  The Compensation Committee has the authority to retain third party compensation consultants to provide assistance with respect to compensation strategies, market practices, market research data and the Company’s compensation goals.  The Compensation Committee retained a third party consultant in 2008 with respect to a long-term incentive plan and is taking their suggestions under advisement.

Stock Option Grant Practices

In order to avoid any impropriety, or even the appearance of any impropriety, with respect to the timing of equity grants, the Compensation Committee adopted the following policies in 2007:

1.
The Compensation Committee will not, except in unusual circumstances, delegate to the Company officers the authority to grant options to employees.  Instead, Company management will present to the Compensation Committee in advance a list of prospective grantees with the specific number of option shares proposed to be granted to each grantee.  The Compensation Committee shall then consider and if agreed, in its discretion, approve the list (with or without modification).  The grant date of such options shall be the date that the Committee approves the list and the exercise price of such options shall be the NYSE closing price of the Company stock on the grant date.

2.
The Compensation Committee will be cognizant of timing the grant of options in relation to the publication of Company earnings releases and other public announcements so as to avoid any perception of “spring-loading” or “bullet-dodging,” i.e. granting options just after the release of unfavorable news or before the release of favorable news.  Stock option grants will not be made, generally, until after the Company has disclosed, and the market has had an opportunity to react to, material, potentially market-moving, information concerning the Company.

3.	In general, employee stock option grants will be made at fixed times each year.

Tax Deductibility Considerations

It is our policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Section 162(m) generally prohibits deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals.  Our stock incentive plans (the 1995 Long-term Stock Incentive Plan, the 1999 Long-term Stock Incentive Plan, as amended, the 1995 Stock Option Plan for Non-Employee Directors, the 2006 Stock Incentive Plan for Non-Employee Directors and the Systemax Executive Incentive Plan) are structured to permit awards under such plans to qualify as performance-based compensation and to maximize the tax deductibility of such awards.  However, we reserve the discretion to pay compensation to our executive officers, including under the Systemax Executive Incentive Plan, that may not be deductible.

Compensation of Executive Officers in 2008

In determining the compensation of the Company’s Chief Executive Officer for fiscal year 2008 and approving the compensation of the Company’s other named executive officers, the Committee considered, among other factors, the Company’s 8% growth in revenues from the prior year; its maintaining a 15.3% consolidated gross margin; its maintaining overall profitability; and its ending the year with $116 million in cash and equivalents despite spending $37 million for a special dividend; $31 million for the acquisition of CompUSA and in excess of $20 million to stock inventory in new stores, all in the most challenging economic environment in generations.  The Compensation Committee also considered the Company's improved controls over internal accounting and financial reporting during 2008, as disclosed in the Company's Form 10-K for 2008 and as attested to by Ernst & Young LLP.

The compensation earned by the NEO’s in 2008 was generally determined based on the various factors indicated above.  However, Gilbert Fiorentino’s bonus for 2008 of $1.4 million was determined in accordance with a table which provided for a scale of bonus amounts, ranging from $1.3 million to $10.0 million, depending upon the fiscal 2008 adjusted operating profit of the Company’s Technology Products Group. This bonus table was negotiated by Mr. Fiorentino and Messrs. Leeds and approved by the Compensation Committee in the first quarter of 2008, and was tied to the performance of the Technology Products Group in order to most accurately reflect Mr. Fiorentino’s direct contribution to the Company and the sustained year over year growth of the business.  See the Grants of Plan-Based Awards table below for additional information with respect to awards payable to Mr. Fiorentino for 2008.

Mr. Reinhold was the only NEO to receive a grant of equity compensation in 2008, in the form of stock options. The decision by the Compensation Committee to award Mr. Reinhold stock options was based on Mr. Reinhold’s significant accomplishments in 2008 as well as a desire to further align his interests with those of the Company’s stockholders.

The Compensation Committee determined that the Company and management had performed well, particularly given trends in the general economic environment that had affected the Company’s business in the second half of fiscal 2008, and that management had executed well on strategic business initiatives to position the Company for growth while managing risk.  Based on Company and individual performance, the Compensation Committee believes that compensation levels for fiscal year 2008 were appropriate and consistent with the philosophy and objectives of the Company’s compensation programs.

Compensation Arrangements of the Named Executive Officers

Richard Leeds

Richard Leeds, Chairman and Chief Executive Officer of the Company, has no employment agreement.  Mr. Leeds received an annual salary of $550,000 in 2008 and $442,600 in 2007.  He received a cash bonus of $550,000 in 2008 and $600,000 in 2007.  Mr. Leeds received $26,522 in other compensation in 2008 and $19,843 in 2007. He received no stock options or other stock-based incentive grants in either 2008 or 2007.

Bruce Leeds

Bruce Leeds, the Vice Chairman of the Company has no employment agreement. Mr. Leeds received an annual salary of $450,000 in 2008 and $405,365 in 2007.  He received a cash bonus of $375,000 in 2008 and $400,000 in 2007. Mr. Leeds received $21,329 in other compensation in 2008 and $21,912 in 2007. Mr. Leeds received no stock options or other stock-based incentive grants in either 2008 or 2007.

Robert Leeds

Robert Leeds, Vice Chairman of the Company, has no employment agreement.  Mr. Leeds received an annual salary of $450,000 in 2008 and $405,365 in 2007.  He received a cash bonus of $375,000 in 2008 and $400,000 in 2007. Mr. Leeds received $20,003 in other compensation in 2008 and $18,923 in 2007. Mr. Leeds received no stock options or other stock-based incentive grants in either 2008 or 2007.

Gilbert Fiorentino

On October 12, 2004, the Company entered into an employment agreement with Gilbert Fiorentino, the Chief Executive of the Company’s Technology Products Group, and a director of the Company.  The agreement was effective as of June 1, 2004 and expires on December 31, 2013 unless terminated sooner under the terms of the agreement.

Mr. Fiorentino’s compensation consists of a base salary at the initial annual rate of $400,000 (which is increased by five percent per year subject to certain Company earnings requirements) and a performance bonus of $250,000 per year (similarly increasing annually) provided that he meets certain performance criteria previously established from time to time by the Executive Committee of the Board of Systemax.  He is also eligible for an additional bonus, in the discretion of the Board.

In 2008, Mr. Fiorentino, received $476,875 in annual salary and a non-equity incentive plan payment of $1,400,000. In 2007, Mr. Fiorentino received $456,484 in annual salary and a cash bonus of $1,938,000. He received $622,945 in other compensation in 2008 (including a $600,000 dividend equivalent payment) and $624,916 (including a $600,000 dividend equivalent payment) in other compensation in 2007. His cash bonus in 2008 was determined based on the increase in 2008 in the operating income (EBITDA) of the Technology Products segment of the Company as compared with 2007. See the Grants of Plan-Based Awards table below for threshold, target and maximum awards payable to Mr. Fiorentino for 2008.  Mr. Fiorentino received no stock options or other stock based incentive grants in either 2008 or 2007.

Additional benefits include medical and life insurance, benefits available to all employees generally, and an automobile allowance.  The Company has also agreed to make certain “gross up” payments if other payments to Mr. Fiorentino are deemed by the IRS to be subject to excise tax.

The vesting schedule of previously granted options was accelerated as follows: Mr. Fiorentino’s option to purchase 350,000 shares of Company stock, granted on February 28, 2003, at an exercise price of $1.76 per Share and his option to purchase 50,000 shares of Company stock, granted on April 1, 2003, at an exercise price of $1.95 per Share both now vest at 20% per year with the first 20% vesting on October 12, 2004 (the date of execution of the employment agreement).  Mr. Fiorentino also was granted new options under the Company’s 1999 Long Term Stock Incentive Plan for 166,667 shares, and the agreement obligated the Company to issue additional options on 166,667 shares in each of August 2005 and 2006, at the then-fair market value.  Options vest in five annual cumulative installments of 20% each.

Mr. Fiorentino was also granted, pursuant to a restricted stock unit agreement (the form of which is part of his employment agreement), 1,000,000 restricted stock units under the 1999 Long Term Stock Incentive Plan conditioned on stockholder approval and the satisfaction of certain performance conditions based on the earnings before interest, taxes, depreciation and amortization in fiscal 2004 or fiscal 2005.  Such restricted stock units vest in accordance with the following schedule: 200,000 on May 31, 2005 and 100,000 on April 1, 2006 and each April thereafter, until April 1, 2015.  The restricted stock units do not reflect actual issued Shares; Shares are distributed within 30 days after a “Distribution Event”.  A Distribution Event is defined as the earliest of the date that Mr. Fiorentino is no longer employed by the Company, the date of a change of control (as defined) or January 1, 2006 for the units that vest in 2005 or the date on which any subsequent units vest for units that vest after 2005.  If the Company pays dividends or makes other distributions during the term of the restricted stock agreement, however, Mr. Fiorentino has the right to receive equivalent payments under certain circumstances, but shares of Company stock shall only be distributed when there is a Distribution Event.

Compensation that may become payable following the termination of his employment or a change in control of the company, and other terms of the employment agreement related to such events, are discussed below under “—Potential Payments Upon Termination or Change in Control.”

Lawrence P. Reinhold

Lawrence P. Reinhold was appointed Executive Vice President and Chief Financial Officer effective January 17, 2007. The Company entered into an employment agreement with Mr. Reinhold. The agreement provides for a minimum base salary of $400,000 (which may be increased at the discretion of the Company) and a bonus (which the agreement states is expected to be at least equal to 50% of the base salary) assuming Mr. Reinhold meets certain performance objectives (including the Company’s financial performance objectives) established for him by the Company.  He is entitled to receive a car allowance or a Company-leased car.

In 2008, Mr. Reinhold received $455,250 in annual salary, a cash bonus of $325,000, a stock option grant of 50,000 shares of Company stock and $22,923 in other compensation.  In 2007, Mr. Reinhold received $380,385 in annual salary, a cash bonus of $325,000, a stock option grant of 100,000 shares of Company stock pursuant to his employment agreement and $20,921 in other compensation.

Compensation that may become payable following the termination of his employment or a change in control of the company, and other terms of the employment agreement related to such events, are discussed below under “—Potential Payments Upon Termination or Change in Control.”

2009 NAMED EXECUTIVE OFFICER CASH BONUS PLAN

In March 2009, pursuant to the Company’s Executive Incentive Plan approved by our stockholders in 2008, the Compensation Committee, with input from our Chief Executive Officer, established target cash bonuses for the Named Executive Officers based on the achievement of certain performance-based criteria in 2009. Messrs. Richard, Bruce and Robert Leeds and Mr. Reinhold can receive cash bonuses (up to an aggregate multiple of base salary) based on (i) the Company’s achievement of certain short-term and long-term achievements. Short-term achievements include consolidated earnings targets and peer group financial comparisons. Long-term achievements include strategic achievements (such as mergers and acquisitions (M&A) and major process improvements) and corporate governance/compliance achievements (such as ethics and safety achievements).  Mr. Fiorentino would be entitled to receive cash bonuses for 2009 based on (i) the Company’s Technology Products Group achieving certain earnings targets and (ii) the Company successfully implementing technology enhancements in certain of our retail stores. In addition, each of the named executive officers will be entitled to an additional cash bonus in connection with the Company implementing certain management financial reporting technology enhancements in 2009.

Compensation Committee Report to Stockholders*

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this proxy statement, with the management of Systemax.  Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Systemax’s proxy statement on Schedule 14A.

COMPENSATION COMMITTEE
Stacy S. Dick
Robert D. Rosenthal
Ann Leven

*
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee for fiscal year 2008 were Ann R. Leven, Robert D. Rosenthal and Stacy S. Dick.  The Company employs no member of the Compensation Committee.  In addition, none of our directors has any interlocking relationship with our Board, Compensation Committee or executive officers that requires disclosure under SEC regulations.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by the Chief Executive Officer (“CEO”, our principal executive officer), Chief Financial Officer (“CFO”, our principal financial officer), and the three most highly compensated officers other than the CEO and CFO (collectively the “Named Executive Officers”) for fiscal years 2006, 2007 and 2008:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Richard Leeds	2008	550,000	550,000	-	-	-	26,522 (3)	1,126,522
Chairman and Chief Executive Officer	2007	442,600	600,000	-	-	-	19,843	1,062,443
	2006	420,000	600,000	-	-	-	27,795	1,047,795
Lawrence P. Reinhold	2008	455,250	325,000	-	567,161	-	22,923 (4)	1,370,334
Vice President and Chief Financial Officer	2007 2006	380,385 -	325,000 -	- -	714,073 -	- -	20,921 -	1,440,379 -
Bruce Leeds	2008	450,000	375,000	-	-	-	21,329 (5)	846,329
Vice Chairman	2007	405,365	400,000	-	-	-	21,912	827,277
	2006	389,881	250,000	-	-	-	26,061	665,942
Robert Leeds	2008	450,000	375,000	-	-	-	20,003 (6)	845,003
Vice Chairman	2007	405,365	400,000	-	-	-	18,923	824,288
	2006	389,881	250,000	-	-	-	21,890	661,771
Gilbert Fiorentino	2008	476,875	-	-	329,045	1,400,000	622,945 (7)	2,828,865
Chief Executive – Technology Products Group	2007 2006	456,484 453,923	1,938,000 950,000		599,152 917,438	- -	624,916 37,709	3,618,552 2,359,070

(1) This column represents the dollar amount recognized for financial statement purposes with respect to the 2006, 2007 and 2008 fiscal years for the fair value of stock options granted in 2006, 2007 and 2008 as well as in prior years, in accordance with SFAS 123R.  As per SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of forfeitures related to service based vesting conditions.  These amounts were calculated using the Black-Scholes option-pricing model.  For additional information regarding assumptions made in calculating the amounts reflected in this column for grants made in fiscal years 2006, 2007 and 2008, please refer to Note 7 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for fiscal year 2008. For additional information regarding assumptions made in calculating the amounts reflected in this column for grants made prior to fiscal year 2006, see the “Shareholders’ Equity” note to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the respective fiscal years.

(2) This column represents the amount earned in fiscal year 2008 (although paid in fiscal year 2009) pursuant to the Systemax Executive Incentive Plan. For more information, see the Grants of Plan-Based Awards table below and the section entitled “—Compensation Arrangements of the Named Executive Officers—Gilbert Fiorentino” beginning on page 17 of this proxy statement.

(3) Includes $26,522 in auto-related expenses.

(4) Includes (i) $19,473 in auto-related expenses and (ii) Company 401(k) contributions.

(5) Includes $21,329 in auto-related expenses.

(6) Includes $20,003 in auto-related expenses.

(7) Includes (i) $600,000 in a dividend equivalent payment, (ii) $22,248 in auto-related expense and (iii) Company 401(k) contributions.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the stock options granted to our named executive officers in 2008 and the estimated possible payouts under the cash incentive awards granted to our named executive officers in respect of 2008 performance.

					All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)
Lawrence P. Reinhold	3/13/2008	-	-	-	50,000	11.51	353,250
Gilbert Fiorentino	-	1,300,000	2,000,000	10,000,000	-	-	-

(1)
This column represents the fair value of the stock option on the granted dated determined in accordance with the provisions of SFAS 123R. As per SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of forfeitures related to service based vesting conditions. These amounts were calculated using the Black-Scholes option-pricing model.  For additional information regarding assumptions made in calculating the amount reflected in this column please refer to Note 7 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

The following table sets forth information regarding stock option and restricted stock awards previously granted which were outstanding at the end of fiscal year 2008.

The market value of the stock award is based on the closing price of one share of our common stock as of January 2, 2009, which was $10.87.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Lawrence P. Reinhold	25,000	75,000 (1)	$20.15	1/17/17	-	-

Gilbert Fiorentino	20,000	-	$7.31	10/25/09	-	-
	70,000	-	$1.76	2/28/13	-	-
	10,000	-	$1.95	4/1/13	-	-
	166,667	-	$5.65	10/11/14	-	-
	133,334	33,333 (2)	$6.80	3/22/16	-	-
	100,000	66,667 (2)	$8.06	8/25/16	-	-
	-	-	-	-	600,000 (3)	$6,522,000

(1) Options vest 25% per year over four years from date of grant.
(2) Granted pursuant to Mr. Fiorentino’s employment agreement (see pages 17-18). Options vest 20% per year over five years from date of grant.

(3) The restrictions shall lapse annually in 100,000 share increments through April 2013.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding exercise of options to purchase shares of the Company’s common stock and vesting of restricted stock by the named executive officers that exercised options or whose restricted stock vested during fiscal year 2008:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Gilbert Fiorentino	421,666	$3,159,779	100,000	$1,301,000

(1) The amount in this column reflects the aggregate dollar amount realized upon the exercise of the options, determined by the difference between the market price of the underlying shares of common stock at exercise and the exercise price of the options.

(2) The amount in this column reflects the aggregate dollar amount realized upon the vesting of the restricted stock, determined by the market value of the underlying shares of common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Gilbert Fiorentino

Pursuant to Mr. Fiorentino’s employment agreement, the Company may terminate the agreement without cause on 30 days’ notice provided certain severance payments are made.  If Mr. Fiorentino is terminated by the Company without cause (as defined in the agreement), under most circumstances he would become vested in at least half of the restricted stock units that were awarded to him (or all of such units under certain circumstances if a “Qualified Change of Control” as, defined in the agreement, had occurred), subject to the Company’s right to redeem such units.  In addition, Mr. Fiorentino is entitled to a special bonus of 0.85% of the total proceeds of a “qualified” change of control transaction upon the first occurrence of a change of control meeting certain conditions.

Mr. Fiorentino is subject to a two-year non-competition covenant following termination of employment, although such period can be shortened to one year or lengthened to three years by the Company in the event of a termination without “cause” (as defined).  The Company is obligated to continue the employee’s salary and certain other benefits for such non-competition period after an early termination by (a) the Company other than for cause or (b) the employee for “good reason” (as defined) or after the expiration of the agreement at its scheduled termination date.  In the event of a termination without “cause” by the Company or a termination by the employee for “good reason,” certain unvested restricted stock units generally vest and certain options may vest.  In certain instances the Company has the right to redeem vested restricted stock units at fair market value.

Lawrence Reinhold

Mr. Reinhold’s employment agreement is terminable upon death or total disability, by the Company for “cause” (as defined) or without cause, or by the employee voluntarily for any reason or for “good reason” (as defined).  In the event of termination for death, disability, cause or voluntary termination by Mr. Reinhold, the Company will owe no further payments other than as applicable under disability or medical plans, any accrued but unused vacation time (up to four weeks) and, in the event of termination for disability or death, the pro rata portion of any bonus which would otherwise be paid.  If Mr. Reinhold resigns for good reason or if the Company terminates him for any reason other than disability, death or cause, he shall also receive severance payments equal to 12 months’ base salary (or 24 months’ base salary if termination is within 60 days prior to or one year following a “change of control,” as defined), one year’s bonus based on his average annual bonus for the prior two years (unless he was employed for less than two years in which case he will receive a prorated bonus) and a reimbursement of costs for COBRA insurance coverage in addition to the payments paid for other terminations.

Termination of Employment Without Change In Control

The table below sets forth the severance payments that would have been made had the employment of Mr. Fiorentino or Mr. Reinhold (as defined in their employment agreements) been terminated without cause in a situation not involving a change in control, based on a hypothetical termination date of January 3, 2009, the last day of the Company’s fiscal year 2008, and using the closing price of our common stock on that date.  These amounts are estimates and the actual amounts to be paid can only be determined at the time of the termination of the officer’s employment.

Name	Cash Compensation (Salary and Bonus) ($)	Value of Accelerated Vesting of Stock Awards ($)	Medical and Other Benefits ($)	Total ($)
Gilbert Fiorentino	2,353,750 (1)	1,087,000 (2)	34,800 (3)	3,475,550
Lawrence P. Reinhold	780,250 (4)	-	-	780,250

(1) Represents two years’ salary of $476,875 per year and cash bonus of $1.4 million for fiscal year 2008.

(2) Represents accelerated vesting of 100,000 restricted stock units.

(3) Represents two years’ medical and other benefits.

(4) Represents one year’s salary of $455,250 and cash bonus of $325,000 for fiscal year 2008.

Change In Control Payments

The table below sets forth the change in control payments that would have been made based on a hypothetical change of control date of January 3, 2009, the last day of the Company’s fiscal year 2008, and using the closing price of our common stock on that date.  These amounts are estimates and the actual amounts to be paid can only be determined at the time of the change of control.

Name	Cash Compensation (Salary and Bonus) ($)	Value of Accelerated Vesting of Stock Awards ($)	Medical and Other Benefits ($)	Total ($)
Gilbert Fiorentino	2,353,750 (1)(2)	5,435,000 (3)	34,800 (4)	7,823,550 (5)
Lawrence P. Reinhold	1,235,500 (6)		34,800	1,270,300 (7)

(1) Represents two years’ salary of $476,875 per year and cash bonus of $1.4 million for fiscal year 2008.

(2) Upon a “Qualifying Change of Control” as defined in his employment agreement, Mr. Fiorentino would also receive 0.85% of “Qualifying Value” of “Qualifying Change of Control” transaction as defined in his employment agreement.

(3) Represents accelerated vesting of 500,000 restricted stock units and options to purchase 66,666 shares of Company stock.

(4) Upon a change in control, Mr. Fiorentino may be subject to certain excise taxes under Section 280G of the Code.  The Company has agreed to reimburse Mr. Fiorentino for those excise taxes as well as for any income and excise taxes payable by the officers as a result of any such reimbursement capped at $6 million in the aggregate.

(5) Total additional amounts for change of control payment as described in footnote (5).  Reimbursement of excise taxes as described in footnote (7) may also be due.

(6) Represents two years’ salary of $455,250 per year and a cash bonus of $325,000 for fiscal year 2008.

(7) Payments are to Mr. Reinhold only if he is terminated without “cause” or resigns for “good reason” within 60 days prior to, or one year following, a Change of Control.

DIRECTOR COMPENSATION

The Company’s policy is not to pay compensation to Directors who are also employees of the Company or its subsidiaries. Each non-employee Director receives annual compensation as follows: $50,000 per year as base compensation, $5,000 per year for each committee of which such director is a non-chair member, $15,000 per year for each committee chair, and a grant each year of shares of Company stock (restricted for sale for two years) in an amount equal to $25,000 divided by the fair market value of such stock on the date of grant.  The Lead Independent Director, currently Robert D. Rosenthal, also receives an additional $10,000 per year.  The restricted stock grants are made pursuant to the Company’s 2006 Stock Incentive Plan for Non-Employee Directors, which was approved by the Company’s stockholders at the 2006 Annual Stockholders’ Meeting.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

The following table sets forth compensation on information regarding payments in 2008 to our non-employee Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
(a)	(b)	(c)	(h)
Ann R. Leven	$75,000	$25,000	$100,000
Robert D. Rosenthal	$85,000	$25,000	$110,000
Stacy S. Dick	$75,000	$25,000	$100,000

(1)
This column represents the grant date fair value recognized for financial reporting purposes with respect to restricted stock grants made in 2008, as determined under SFAS 123R.  Grant date fair value was calculated by multiplying the closing price of the Shares on the date of grant by the number of shares subject to the grants.  In accordance with SEC rules, this amount disregards the estimate of forfeitures on service-based awards.

The following table presents the aggregate number of outstanding stock awards and stock option awards held by each of our non-employee Directors at the end of fiscal year 2008:

Name :	Stock Awards	Option Awards
Ann R. Leven	4,228	13,000
Robert D. Rosenthal	4,228	11,000
Stacy S. Dick	4,228	19,500

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal No. 2 on Proxy Card

Action is to be taken at the Annual Meeting to ratify the selection of Ernst & Young LLP as independent registered public accountants for the Company for fiscal year 2009.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  They will have an opportunity to make a statement if they so desire.

Principal Accounting Fees and Services

The following are the fees billed by Ernst & Young LLP for services rendered during fiscal years 2007 and 2008:

Audit and Audit-related Fees

Ernst & Young billed the Company $2,583,000 for professional services rendered for the audit of the Company’s annual consolidated financial statements for fiscal year 2008 and its reviews of the interim financial statements included in the Company’s Forms 10-Q for that fiscal year and $3,450,745 for professional services rendered for the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting for fiscal year 2007 and its interim reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year.

Tax Fees

Tax fees included services for international tax compliance, planning and advice. Ernst &Young LLP billed the Company for professional services rendered for tax compliance, planning and advice in 2007 an aggregate of $22,500.

All Other Fees

No other fees were billed by Ernst & Young LLP for fiscal years 2007 and 2008.

The Audit Committee is responsible for approving every engagement of the Company’s independent registered public accountants to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before such accountants can be engaged to provide those services.  The Audit Committee does not delegate its pre-approval authority.  The Audit Committee has reviewed the services provided to the Company by Ernst & Young LLP and believes that the non-audit/review services it has provided are compatible with maintaining the auditor’s independence.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants is not required by the Company’s By-Laws or other applicable legal requirement.  However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm.  Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of different independent registered public accountants at any time during the year or thereafter if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required for Approval

Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants will require the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote on the issue.  There are no rights of appraisal or dissenter’s rights as a result of a vote on this issue.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2009, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

ADDITIONAL MATTERS

Solicitation of Proxies

This year, we are using the Securities and Exchange Commission, or SEC, notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder.  As a result, beginning on or about April 30, 2009, we sent to most of our stockholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote online.  This notice is not a proxy card and cannot be used to vote your shares.  If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

The proxy statement and annual report on Form 10-K for fiscal year 2008 are available at www.proxyvote.com.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company.  In addition to solicitation by mail and over the internet, solicitations may also be made by personal interview, fax and telephone.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing.  Consistent with the Company’s confidential voting procedure, Directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Stockholder Proposals

Stockholder proposals intended to be presented at the Annual Meeting, including proposals for the nomination of Directors, must be received by February 12, 2010, to be considered for the 2010 annual meeting pursuant to Rule 14a-8 under the Exchange Act.  Stockholders proposals should be mailed to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050.

Other Matters

The Board does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting.  If other matters properly come before the meeting, the persons named as proxies intend to vote the Shares they represent in accordance with their judgment.

A COPY OF THE COMPANY’S FORM 10-K FOR FISCAL YEAR 2008 IS INCLUDED AS PART OF THE COMPANY’S ANNUAL REPORT ALONG WITH THIS PROXY STATEMENT, WHICH ARE AVAILABLE AT www.proxyvote.com.  AN ADDITIONAL COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST.  Such request should be sent to: Systemax Inc., 11 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations or via email to investinfo@systemax.com.

Available Information

The Company maintains an internet web site at www.systemax.com.  The Company files reports with the Securities and Exchange Commission and makes available free of charge on or through this web site its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including all amendments to those reports.  These are available as soon as is reasonably practicable after they are filed with the SEC.  All reports mentioned above are also available from the SEC’s web site (www.sec.gov).  The information on the Company’s web site or any report the Company files with, or furnishes to, the SEC is not part of this proxy statement.

The Board has adopted the following corporate governance documents (the “Corporate Governance Documents”):

•	Corporate Ethics Policy for officers, Directors and employees;

•	Charter for the Audit Committee of the Board;

•	Charter for the Compensation Committee of the Board;

•	Charter for the Nominating/Corporate Governance Committee of the Board; and

•	Corporate Governance Guidelines and Principles.

In accordance with the corporate governance rules of the New York Stock Exchange, each of the Corporate Governance Documents is available on the Company’s Company web site (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

SYSTEMAX INC.
11 HARBOR PARK DRIVE
PORT WASHINGTON, NY 11050
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand  when  you access the web site and follow the instructions  to obtain  your records and to create  an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit  your voting instructions  up until
11:59  P.M. Eastern Time the  day before  the  cut-off  date  or meeting  date. Have your proxy card in hand when you call and then  follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                      KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY  CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYSTEMAX INC.

The Board of Directors recommends that  you  vote FOR the  following:

1.                Election of Directors
Nominees:
01)   Richard Leeds
02)   Bruce Leeds
03)   Robert  Leeds
04)   Gilbert Fiorentino
05)   Lawrence  P. Reinhold
06)   Stacy S. Dick
07)   Robert  D. Rosenthal
08)   Marie  Adler-Kravecas

        For    Withhold    For
        All        All        All Except
        [  ]      [  ]        [  ]

To withhold  authority  to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

____________________________________________________

The Board of  Directors  recommends that  you  vote FOR the  following:

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accountants for the company for the fiscal year ending December 31, 2009.

      For        Against      Abstain
       [  ]         [  ]        [  ]

NOTE:  The shares  represented by this proxy, when  properly  executed, will be  voted  in the  manner  directed  herein  by the undersigned Stockholder(s). If no direction  is made,  this proxy will be voted  FOR items 1 and  2. If any other  matters  properly come before  the meeting,  the person  named  in this proxy will vote in their discretion.  This proxy is solicicted on behalf  of the Board of directors  and  may be  revoked.

To change  the  address  on your account, please check the  following
box and  indicate  your new  address  in the  space  above.             [  ]

Please sign exactly as your name(s) appear(s) hereon.   When signing as
attorney,  executor,  administrator, or other  fiduciary, please  give full title as such. Joint owners should each sign personally. All holders must sign.
If a corporation or partnership, please sign in full corporate or partnership name,  by authorized officer.

    ________________________________          ______________    ________________________          _____________
Signature [PLEASE SIGN WITHIN BOX]       Date           Signature (Joint Owners)        Date

Important Notice Regarding the Availability  of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

______________________________________________________________________________________________________________________________________________________________

SYSTEMAX INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - JUNE 12, 2009

The stockholder(s) hereby appoint(s) Curt Rush and Thomas Axmacher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SYSTEMAX INC. that the stockholder(s) is/are entitled to vote at the Annual meeting of Stockholder(s) to be held at 2:00 PM, EDT on June 12, 2009, at the Company's Corporate Offices, 11 Harbor Park Drive, Port Washington, NY 11050, and any adjournment or postponement thereof.

THIS PROXY,  WHEN PROPERLY  EXECUTED,  WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS.  IF NO SUCH DIRECTIONS   ARE MADE, THIS PROXY  WILL BE VOTED FOR THE ELECTION OF THE NOMINEES   LISTED ON THE REVERSE SIDE FOR THE BOARD  OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY  CARD PROMPTLY   USING  THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side